UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page

Section 8 – Other Events

Item 8.01	Other Events	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated August 22, 2006

NATIONAL SEMICONDUCTOR CORPORATION

Item 8.01	OTHER EVENTS

On August 22, 2006, National Semiconductor Corporation issued a news release announcing a downward revision of its revenue outlook for the first quarter of fiscal 2007. A copy of the news release is attached as Exhibit 99.1.

The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated August 22, 2006 issued by National Semiconductor Corporation*

*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: August 22, 2006	//S// Jamie E. Samath
Jamie E. Samath
Corporate Controller
Signing on behalf of the registrant and
as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
(408) 721-2440	(408) 721-5007

National Semiconductor Revises Revenue Outlook for First Quarter of Fiscal 2007

(SANTA CLARA, CALIF.), August 22, 2006 -- National Semiconductor Corporation (NYSE:NSM) today announced that it is lowering its revenue outlook for the first quarter of fiscal 2007, ending August 27, 2006. The company now anticipates that revenue for the first quarter of fiscal 2007 will be down approximately 6 percent sequentially from the $572.6 million in revenues that were achieved in the fourth quarter of fiscal 2006. The company had previously guided on June 8, 2006 that first quarter of fiscal 2007 revenues were expected to be down 2 to 3 percent sequentially.

The 6 percentage points of anticipated sequential revenue decline are comprised of:

•	Approximately 2 percentage points attributable to lower-than-expected shipments into wireless handset customers
•	Approximately 2 percentage points attributable to lower shipment activity due to summer seasonality
•

Approximately 2 percentage points attributable to reduced foundry revenue from the previously disposed of Cordless and PC Super I/O businesses, in line with the original guidance. These lower-margin foundry revenues are associated with manufacturing support being provided to the new owners of these businesses during a transition period as they transfer manufacturing to other sources.

National is not changing its guidance on gross margin percentage.

The company had originally guided that its first quarter fiscal 2007 gross margin percentage, which included an estimated $2 million of stock compensation expense, would be about the same as the 61.4 percent achieved in the fourth quarter of fiscal 2006.

National’s first quarter financial announcement and conference call are scheduled for September 7, 2006, at which time the company will discuss results in more detail as well as the outlook for the second quarter of fiscal 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high performance analog devices and subsystems.  National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, communication interface products and data conversion solutions. National's key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, California, National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006.  Additional company and product information is available at www.national.com.